Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Muni Funds:

We consent to the use of our report dated as summarized below, with respect to the Portfolios listed below of Smith Barney Muni Funds incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

Portfolio
Date of Independent Auditor's Reports


National Portfolio
May 15, 1998
Limited Term Portfolio
May 15, 1998
Georgia Portfolio
May 15, 1998
Florida Portfolio
May 15, 1998
New York Portfolio
May 15, 1998
Pennsylvania Portfolio
May 15, 1998
California Money Market Portfolio
May 15, 1998
New York Money Market Portfolio
May 15, 1998




	KPMG Peat Marwick LLP


New York, New York
July 25, 1998